                                                                 Exhibit 99


                                                           October 18, 1994
                           Press Contact: Steve Rautenberg (212) 552-4505 Investor Contact: William Maletz (212) 552-5329

      CHASE REPORTS EARNINGS OF $305 MILLION FOR THIRD QUARTER 1994,
                  $976 MILLION FOR FIRST NINE MONTHS 1994

      The Chase Manhattan Corporation today reported third quarter 1994 net income of $305 million ($1.49 per share), up 14% from the $267 million ($1.25 per share) reported for the third quarter of 1993.

Thomas G. Labrecque, Chairman said, "Our solid performance for the quarter, in light of highly competitive markets in many of our businesses, demonstrates the strength and diversity of our core franchises."

Third Quarter Highlights - 1994 vs. 1993:
  - return on common equity of 15.8% versus 15.1%;
  - continued strong growth in fees and commissions - up 13%, including consumer banking - up 40% and trust and fiduciary - up 16%;
  - trading revenue of $188 million;
  - a lower provision for possible credit losses of $100 million, down
    $115 million;
  - continued decline of nonperforming assets, including a 16% decrease in domestic commercial real estate nonperforming assets during the quarter;
  - the announcement of a voluntary early retirement program that is estimated to achieve annual expense reductions of $55 million, beginning in 1995.

For the first nine months of 1994, Chase reported consolidated net income of $976 million ($4.76 per share), up 49% from the $653 million ($3.23 per share) reported for the same period of 1993.

During the third quarter of 1994, as part of the common stock repurchase program announced in June 1994, Chase repurchased 4 million shares of its common stock, which favorably impacted the earnings per share amounts.

NET INTEREST REVENUE - TAXABLE EQUIVALENT BASIS
Net interest revenue, on a taxable equivalent basis, was $922 million for the third quarter of 1994, compared with $926 million for the third quarter of 1993. Net interest margin was 3.81%, compared with 3.99% reported for the third quarter of 1993. Average interest-earning assets increased to $95.9 billion from the $92.1 billion level reported for the third quarter of last year. Average loans were $60.0 billion for the current quarter, compared with $61.7 billion for the third quarter of 1993.

For the first nine months of 1994, net interest revenue, on a taxable equivalent basis, was $2,803 million, compared with $2,884 million for the same period last year, which included $142 million of interest revenue from Brazil PDI bonds. The net interest margin was 3.97% for the first nine months of 1994, compared with 4.33% (4.12% excluding Brazil PDI bonds) for the same period last year. Average interest-earning assets for the first nine months of 1994 were $94.5 billion, compared with $89.0 billion for the first nine months of 1993. For the first nine months of 1994, average loans were $60.6 billion, compared with $61.2 billion reported for the same period last year.

FEES AND COMMISSIONS

                                    Third Quarter         Nine Months
($ in millions)                      1994   1993         1994     1993
 Consumer Banking                    $162    $116       $  470  $  347
 Trust and Fiduciary                  141     122          423     340
 Investment Banking                    46      54          162     141
 Other                                109     114          329     332

  Total Fees and Commissions         $458    $406       $1,384  $1,160

Fees and commissions were $458 million for the third quarter of 1994, up 13% over the third quarter of 1993. For the first nine months of 1994, fees and commissions were $1,384 million, up 19%, reflecting increases in all major categories of fee revenue.

Total consumer banking fees, including credit card and mortgage banking fees, increased 40% over the third quarter of 1993 and 35% over the first nine months of last year. Mortgage banking fees improved substantially over the same periods of 1993 primarily due to the absence of accelerated writedowns of mortgage servicing assets in 1994.

Trust and fiduciary fee revenue increased 16% and 24% over the third quarter and first nine months of 1993, respectively, primarily due to increased customer transaction volumes in the Global Securities Services business.

While investment banking fee revenue declined $8 million from the third quarter of 1993, such fees for the first nine months of 1994 increased 15% over the same period last year.

TRADING REVENUE

                           Third Quarter             Nine Months
($ in millions)             1994    1993             1994   1993
 Foreign Exchange           $ 50    $ 93             $213   $281
 Trading Account             138      93              306    268

Total Trading Revenue       $188    $186             $519   $549

Total trading revenue was $188 million, essentially unchanged from the third quarter of last year, as strong results from emerging markets trading activities more than offset the decline in foreign exchange and derivative trading revenue.

For the first nine months of 1994, total trading revenue was $519 million, compared with $549 million for the same period last year.

OTHER REVENUE
                                  Third Quarter         Nine Months
($ in millions)                    1994   1993          1994   1993
 Corporate Finance-Related
  Equity Investment Gains         $ 26    $ 52         $165    $149
 Accelerated Disposition
  Portfolio Gain                    15      48           83      76
 Investment Securities Gains        15      15           95      35
 Other                              25      13          135     103

  Total Other Revenue             $ 81    $128         $478    $363

Total other revenue for the third quarter of 1994 was $81 million, compared with $128 million for the same period in 1993, due to a reduction in gains from the accelerated disposition portfolio and corporate finance-related equity transactions.

Total other revenue for the first nine months of 1994 totaled $478 million, up $115 million, or 32%, from $363 million for the first nine months of 1993.

OPERATING EXPENSES
Total operating expenses were $1,067 million for the third quarter of 1994 and $1,025 million for the third quarter of 1993. Compared with the same period last year, operating expenses for the third quarter of 1994 reflected higher performance related compensation as well as increased payroll and other costs related to the expansion of Chase's businesses. Chase's results have begun to reflect the benefit of accelerated business investments. In particular, in Chase's transaction based information services business, revenue growth is more than covering increased expenditures. In addition, operating expenses for the third quarter of 1994 included $6 million from the recent acquisition of American Residential Holding Co., a mortgage origination and servicing business.

For the third quarter of 1994, operating expenses were favorably impacted by $24 million in net ORE revenue, compared with $31 million of net ORE expenses for the same period last year. The expense to revenue ratio was 65% (66% excluding ORE) for the current quarter.

For the first nine months of 1994, other operating expenses were $3,197 million, compared with $3,003 million (excluding first quarter 1993 provision for ORE held for accelerated disposition) for the same period of 1993.

Yesterday, Chase announced a Voluntary Retirement Program which will be offered during the fourth quarter to approximately 2,600 eligible employees. Based on assumptions concerning the anticipated levels of participation by employees, Management estimates that the annual savings in salary and related benefits would be approximately $55 million per year, beginning in 1995. Based on these assumptions, the cost of the program to Chase is estimated at $100 million (pre-tax) which will be reflected in the fourth quarter of 1994 when actual employee acceptance is known. Together with other anticipated fourth quarter items, such as the gain from the previously announced sale of Chase Florida, the impact on earnings is not expected to be material.

INCOME TAXES
The third quarter of 1994 provision for income taxes was $171 million, compared with a tax provision of $132 million for the third quarter of 1993.

For the first nine months of 1994, the provision for income taxes was $583 million, compared with $93 million for the same period last year. Excluding the tax benefits applicable to the special provision for the accelerated disposition portfolio, Chase's tax provision for the first nine months of 1993 would have been approximately $403 million. In addition, Chase adopted SFAS 109 in the first quarter of 1993 resulting in a $500 million net benefit reflected as a cumulative effect of a change in accounting principle.

The effective tax rates were 36% and 37% for the third quarter and first nine months of 1994, respectively.

PROVISION FOR POSSIBLE CREDIT LOSSES AND NET LOAN CHARGE-OFFS
The provision for possible credit losses was $100 million, or $50 million lower than the second quarter of 1994 and $115 million lower than the third quarter of last year.

Net loan charge-offs were $119 million, down $97 million from the third quarter of 1993. Domestic commercial real estate net loan charge-offs were $21 million for the third quarter of 1994 and are covered by the existing reserve allocated to the noncore domestic commercial real estate portfolio.


Provision For Possible Credit Losses & Net Loan Charge-Offs*

                       3rd Qtr.   2nd Qtr.  3rd Qtr.      Nine Months
($ in millions)            1994       1994      1993       1994     1993
PROVISION FOR POSSIBLE
  CREDIT LOSSES           $ 100      $ 150     $ 215      $ 410    $ 800

NET LOAN CHARGE-OFFS:
Domestic
- - Consumer                $  90      $  90     $  97      $ 274    $ 295
- - Commercial Real Estate     21         51        58        123      223
- - Commercial & Other          6          5        47         22      130
Total Domestic              117        146       202        419      648

Total International**         2          -        14          3       10

Total Net Loan
 Charge-Offs              $ 119      $ 146     $ 216      $ 422    $ 658

* amounts exclude accelerated disposition portfolio.
**includes refinancing countries net loan charge-offs.

The provision for possible credit losses for the first nine months of 1994 was $410 million, compared with $800 million (excluding the accelerated disposition portfolio) for the same period last year. Net loan charge-offs for the first nine months of 1994 were $422 million, down $236 million from the first nine months of 1993.

RESERVE FOR POSSIBLE CREDIT LOSSES

                            Sept. 30,  June 30,   Dec. 31,  Sept. 30,
($ in millions)                1994      1994       1993        1993
RESERVE FOR POSSIBLE
  CREDIT LOSSES              $1,416    $1,435     $1,425       $1,916

- - As a % of Total Loans       2.31%     2.37%      2.36%        3.06%

- - As a % of Nonaccrual Loans   202%*     166%*      135%          96%

* The ratio of reserve to nonaccrual loans, excluding the previously identified noncore domestic commercial real estate portfolio, was 276% at September 30, 1994 and 222% at June 30, 1994.


NONACCRUAL OUTSTANDINGS AND ORE
Total nonperforming assets declined $249 million, or 17%, during the third quarter of 1994.

The distribution of nonaccrual outstandings based on the domicile of obligors was as follows:

                               Sept. 30,  June 30,   Dec. 31,   Sept.30,
($ in millions)                 1994      1994       1993       1993
Domestic:
- - Commercial Real Estate       $ 271    $  330     $  475     $  705
- - Other Loans                    281       369        407        503
Total Domestic                   552       699        882      1,208

International:
- - Refinancing Countries           55        60         74        668
- - Other Loans                     94       104         98        129
Total International              149       164        172        797

Total Nonaccrual Outstandings  $ 701    $  863     $1,054     $2,005

Total ORE *                    $ 510    $  597     $  905     $  966

* Includes insubstance foreclosures of $418 million at September 30, 1994, $504 million at June 30, 1994, $766 million at December 31, 1993 and $793 million at September 30, 1993.

DOMESTIC COMMERCIAL REAL ESTATE ASSETS
Chase continues to reduce its exposure to real estate. During the third quarter of 1994, domestic commercial real estate assets decreased $321 million to $2.7 billion at September 30, 1994. Contributing to this decline were approximately $296 million of net repayments and sales of outstanding assets, and $25 million of charge-offs.

Domestic Commercial Real Estate Assets

                    Sept. 30,   June 30,   Dec. 31,  Sept. 30,
($ in millions)       1994        1994       1993      1993
Loans:
  Performing        $1,923     $2,098     $2,624     $3,005
  Nonaccrual           271        330        475        705

  Total Loans        2,194      2,428      3,099      3,710

ORE                    502        589        895        953

  Total             $2,696     $3,017     $3,994     $4,663




THE CHASE MANHATTAN CORPORATION
SELECTED AVERAGE BALANCES


                              Third Quarter             Nine Months
($ in billions)               1994       1993         1994     1993
Loans:
 Domestic Offices            $ 43.5     $ 42.6       $ 43.7    $ 42.8
 Overseas Offices              16.5       19.1         16.9      18.4
    Total Loans              $ 60.0     $ 61.7       $ 60.6    $ 61.2

Interest-Earnings Assets     $ 95.9     $ 92.1       $ 94.5    $ 89.0

Total Assets                 $121.1     $104.6       $118.0    $101.7

Deposits:
  Domestic Offices           $ 37.9     $ 42.2       $ 39.6    $ 41.6
  Overseas Offices             33.2       30.2         32.3      28.4
     Total Deposits          $ 71.1     $ 72.4       $ 71.9    $ 70.0

Common Stockholders' Equity  $  6.9     $  6.1       $  6.8    $  5.5

Total Stockholders' Equity   $  8.3     $  7.7       $  8.2    $  7.1

THE CHASE MANHATTAN CORPORATION
FINANCIAL HIGHLIGHTS AND SELECTED STATISTICAL DATA


($ in millions
except per share data)              Third Quarter        Nine Months
                                  1994        1993       1994    1993
NET INCOME                       $  305     $  267      $ 976   $ 653

PER COMMON SHARE
- -  Net Income
   -  Primary                    $ 1.49     $ 1.25      $4.76   $3.23
   -  Fully  diluted             $ 1.48     $ 1.24      $4.73   $3.20

- - Book Value (period-end)        $38.83     $33.87

- - Closing Stock Price
        (period-end)             $34.63     $37.13

PROFITABILITY RATIOS
- -  Return on Average Common
   Stockholders' Equity            15.8%      15.1%      17.3%    13.3%

- -  Return on Average Assets        1.00%      1.01%      1.11%     .86%

NET INTEREST REVENUE
 (Fully Taxable Basis)            $ 922      $ 926       $2,803   $2,884
- -  Net Interest Margin             3.81%     3.99%        3.97%    4.33%


                               Sept. 30,    June 30,   Dec. 31,  Sept. 30,
                                1994(a)    1994(a)(b)   1993     1993(c)
CAPITAL RATIOS
- -  Common Stockholders' Equity     6.01%      6.08%     6.58%     6.18%

- -  Total Stockholders' Equity      7.21%      7.32%     7.95%     7.57%

- -  Risk-Based Capital
   - Tier I Capital                8.51%      8.71%     8.44%     7.94%

   - Total Capital                13.22%     13.32%    13.22%    12.63%

- -  Tier I Leverage                 7.31%      7.47%     7.81%     7.48%

(a) On January 1, 1994, Chase adopted FASB Interpretation No. 39. As a result of such adoption, Chase's Trading Account Assets and Liabilities increased approximately $11 billion at September 30, 1994 and $13 billion at June 30, 1994. This had the effect of decreasing the common and total equity ratios and the Tier I leverage ratios.
(b) Adjusted to reflect the redemption of all $227 million of Chase's outstanding Series F Preferred Stock, announced on May 10, 1994.
(c) Total risk-based capital adjusted to reflect the redemption of all $350 million of Chase's outstanding Floating Rate Subordinated Notes Due 1995, in October 1993.


The Chase Manhattan Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF CONDITION
                                                              September 30,
                                                           --------------------
($ in millions)                                               1994       1993
- -------------------------------------------------------------------------------
Assets
Cash and Due from Banks                                    $  5,559   $  4,927
Interest-Bearing Deposits Placed with Banks                   7,055      5,281
Federal Funds Sold and Securities Purchased Under Resale
 Agreements                                                   7,712      5,714
Trading Account Assets                                       19,302      5,141
Investment Securities:
  Held to Maturity                                            2,018      1,462
  Available for Sale Carried at Fair Value                    5,813       -
  At Lower of Cost or Market                                   -         6,304
- -------------------------------------------------------------------------------
           Total Investment Securities                        7,831      7,766
Loans                                                        61,405     62,638
  Less: Reserve for Possible Credit Losses                    1,416      1,916
- -------------------------------------------------------------------------------
           Loans, Net                                        59,989     60,722
Assets Held for Accelerated Disposition                          25        722
Customers' Liability on Acceptances                             599        762
Accrued Interest Receivable                                   1,033        935
Premises and Equipment                                        1,871      1,977
Other Assets                                                  6,089      6,648
- -------------------------------------------------------------------------------
           Total Assets                                    $117,065   $100,595
===============================================================================

Liabilities and Stockholders' Equity
Deposits:
  Domestic Offices:
       Noninterest-Bearing                                 $ 11,131   $ 11,677
       Interest-Bearing                                      24,205     28,220
  Overseas Offices:
       Noninterest-Bearing                                    2,533      2,785
       Interest-Bearing                                      31,053     27,547
- -------------------------------------------------------------------------------
           Total Deposits                                    68,922     70,229
Federal Funds Purchased and Securities Sold Under
 Repurchase Agreements                                       11,959      6,518
Commercial Paper                                              1,459      1,018
Other Short-Term Borrowings                                   3,508      1,781
Trading Account Liabilities                                  11,841       -
Acceptances Outstanding                                         603        774
Accrued Interest Payable                                        568        518
Accounts Payable, Accrued Expenses and Other Liabilities      4,734      5,908
Intermediate- and Long-Term Debt                              5,031      6,230
- -------------------------------------------------------------------------------
           Total Liabilities                                108,625     92,976
- -------------------------------------------------------------------------------

Stockholders' Equity:
  Nonredeemable Preferred Stock(Without Par Value,56,000,000  1,400      1,400
  and 51,439,738 Shares Outstanding,Respectively)
  Common Stock :
                               1994          1993
                           ------------  ------------
       Par Value                 $2.00         $2.00
       Authorized Shares   500,000,000   500,000,000
       Outstanding Shares  185,289,886   183,608,157            371        367
  Surplus                                                     3,939      3,911
  Net Unrealized Gains on Investment Securities -
     Available for Sale                                          23       -
  Retained Earnings                                           2,853      1,941
- -------------------------------------------------------------------------------
     Total                                                    8,586      7,619
  Less: Treasury Stock at Cost (4,000,000 Shares)               146       -
- -------------------------------------------------------------------------------
           Total Stockholders' Equity                         8,440      7,619
- -------------------------------------------------------------------------------
           Total Liabilities and Stockholders' Equity      $117,065   $100,595
===============================================================================

The Chase Manhattan Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
                                             Quarter Ended   Nine Months Ended
                                             September 30,   September 30,
                                             -------------------------------
($ in millions, except per share data)         1994    1993    1994    1993
- ----------------------------------------------------------------------------
Interest Revenue
Interest and Fees on Loans                   $1,252  $1,405  $3,929  $4,316
Interest on Deposits Placed with Banks          108     214     365     553
Interest and Dividends on Investment
   Securities:
     Held to Maturity                            29      42     112     126
     Available for Sale                          90     -       433     -
     At Lower of Cost or Market                 -       121     -       385
Interest on Federal Funds Sold and Securities
   Purchased Under Resale Agreements            233     261   1,048     784
Interest on Trading Account Assets               89      51     300     150
- ----------------------------------------------------------------------------
   Total Interest Revenue                     1,801   2,094   6,187   6,314
- ----------------------------------------------------------------------------

Interest Expense
Deposits                                        538     513   1,717   1,545
Federal Funds Purchased and Securities Sold
   Under Repurchase Agreements                  203     150     503     443
Commercial Paper                                 16      13      45      35
Other Short-Term Borrowings                      52     405     908   1,024
Intermediate- and Long-Term Debt                 76      94     229     406
- ----------------------------------------------------------------------------
   Total Interest Expense                       885   1,175   3,402   3,453
- ----------------------------------------------------------------------------
Net Interest Revenue                            916     919   2,785   2,861
Provision for Possible Credit Losses            100     215     410     800
Provision for Loans Held for
   Accelerated Disposition                      -       -       -       566
- ----------------------------------------------------------------------------
Net Interest Revenue After Provision for
   Possible Credit Losses and Provision for
   Loans Held for Accelerated Disposition       816     704   2,375   1,495
- ----------------------------------------------------------------------------
Other Operating Revenue
Fees and Commissions                            458     406   1,384   1,160
Foreign Exchange Trading Revenue                 50      93     213     281
Trading Account Revenue                         138      93     306     268
Investment Securities Gains                      15      15      95      35
Other Revenue                                    66     113     383     328
- ----------------------------------------------------------------------------
   Total Other Operating Revenue                727     720   2,381   2,072
- ----------------------------------------------------------------------------

Other Operating Expenses
Salaries and Employee Benefits:
   Salaries                                     464     409   1,298   1,170
   Employee Benefits                            122     117     369     357
- ----------------------------------------------------------------------------
                                                586     526   1,667   1,527
Net Occupancy                                    98      93     296     291
Equipment Rentals, Depreciation
   and Maintenance                               77      73     222     214
Provision for Other Real Estate Held for
   Accelerated Disposition                      -       -       -       318
Other Expenses                                  306     333   1,012     971
- ----------------------------------------------------------------------------
   Total Other Operating Expenses             1,067   1,025   3,197   3,321
- ----------------------------------------------------------------------------
Income Before Taxes                             476     399   1,559     246
Applicable Income Taxes                         171     132     583      93
- ----------------------------------------------------------------------------
Income Before Cumulative Effect of
   Change in Accounting Principle            $  305  $  267  $  976  $  153
Cumulative Effect of Change in Accounting
   Principle - Adoption of SFAS 109             -       -       -       500
- ----------------------------------------------------------------------------
Net Income                                   $  305  $  267  $  976  $  653
============================================================================
Net Income Applicable to Common Stock        $  274  $  231  $  880  $  544
============================================================================
Average Common Shares Outstanding (in
   millions)                                  184.4   184.3   185.0   168.2
Primary Earnings Per Common Share,
   Before Cumulative Effect of Change
   in Accounting Principle, Based on
   Average Shares Outstanding                $ 1.49  $ 1.25  $ 4.76  $ 0.26
Cumulative Effect of Change in Accounting
   Principle - Adoption of SFAS 109             -       -       -      2.97
Primary Earnings Per Common Share            $ 1.49  $ 1.25  $ 4.76  $ 3.23
Cash Dividends Declared Per Common Share     $ 0.40  $ 0.30  $ 1.06  $ 0.90
============================================================================


The Chase Manhattan Corporation and Subsidiaries
SUMMARY OF CHANGES IN STOCKHOLDERS' EQUITY
                                                             Nine Months Ended
                                                             September 30,
                                                             ---------------
($ in millions)                                                1994    1993
- ----------------------------------------------------------------------------
Balance at Beginning of Period                               $8,122  $6,511
  Additions:
     Net Income                                                 976     653
     Shares Issued Pursuant to:
       Nonredeemable Preferred Stock Offering                   228     173
       Dividend Reinvestment and Stock Purchase Plan             14      45
       Common Stock Offering                                    -       746
       Exercise of Stock Options                                 13      15
     Net Unrealized Losses on Investment Securities -
       Available for Sale (Net of Deferred Tax
       Benefits of $167)                                       (241)    -
- ----------------------------------------------------------------------------
                                                              9,112   8,143
  Deductions:
     Cash Dividends:
       Redeemable Preferred Stock                               -         3
       Nonredeemable Preferred Stock                             96     106
       Common Stock                                             196     150
     Redemption of Nonredeemable Preferred Stock                227     250
     Treasury Stock                                             146     -
     Other                                                        7      15
- ----------------------------------------------------------------------------
Balance at End of Period                                     $8,440  $7,619
============================================================================


The Chase Manhattan Bank, N.A. and Subsidiaries
CONSOLIDATED STATEMENT OF CONDITION
                                                                September 30,
                                                              -----------------
($ in millions)                                                 1994     1993
- -------------------------------------------------------------------------------
Assets
Cash and Due from Banks                                       $ 5,330  $ 4,629
Interest-Bearing Deposits Placed with Banks                     7,247    5,375
Federal Funds Sold and Securities Purchased Under Resale
 Agreements                                                     3,392    4,185
Trading Account Assets                                         15,617    4,275
Investment Securities:
   Held to Maturity                                             1,482      685
   Available for Sale Carried at Fair Value                     5,123      -
   At Lower of Cost or Market                                     -      5,557
- -------------------------------------------------------------------------------
            Total Investment Securities                         6,605    6,242
Loans                                                          49,486   50,613
   Less: Reserve for Possible Credit Losses                     1,089    1,568
- -------------------------------------------------------------------------------
            Loans, Net                                         48,397   49,045
Assets Held for Accelerated Disposition                            24      625
Customers' Liability on Acceptances                               599      762
Accrued Interest Receivable                                       707      606
Premises and Equipment                                          1,729    1,807
Other Assets                                                    4,866    5,542
- -------------------------------------------------------------------------------
            Total Assets                                      $94,513  $83,093
===============================================================================

Liabilities and Stockholder's Equity
Deposits:
   Domestic Offices:
        Noninterest-Bearing                                   $10,788  $11,193
        Interest-Bearing                                       18,096   21,513
   Overseas Offices:
        Noninterest-Bearing                                     2,533    2,785
        Interest-Bearing                                       32,140   28,407
- -------------------------------------------------------------------------------
            Total Deposits                                     63,557   63,898
Federal Funds Purchased and Securities Sold Under
 Repurchase Agreements                                          3,003    3,279
Other Short-Term Borrowings                                     2,904    1,268
Trading Account Liabilities                                    10,707      -
Acceptances Outstanding                                           603      774
Accrued Interest Payable                                          490      439
Accounts Payable, Accrued Expenses and Other Liabilities        3,627    4,288
Intermediate- and Long-Term Debt                                2,627    3,059
- -------------------------------------------------------------------------------
            Total Liabilities                                  87,518   77,005
- -------------------------------------------------------------------------------

Stockholder's Equity:
   Capital Stock:
                               1994            1993
                          --------------- --------------
        Par Value                 $15.00         $15.00
        Authorized Shares     81,744,445     81,744,445
        Outstanding Shares    60,955,569     60,588,329           914      909
   Surplus                                                      4,625    4,351
   Net Unrealized Losses on Investment Securities -
      Available for Sale                                           (8)     -
   Undivided Profits                                            1,464      828
- -------------------------------------------------------------------------------
            Total Stockholder's Equity                          6,995    6,088
- -------------------------------------------------------------------------------
            Total Liabilities and Stockholder's Equity        $94,513  $83,093
===============================================================================
Member Federal Deposit Insurance Corporation


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